Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Lyne Andrich, 303.312.3458
Sue Hermann, 303.312.3488

COBIZ INC. Reports 30% Increase in Quarterly Earnings Per Share

Company posts strong increases for the year

DENVER — January 22, 2004 — COBIZ INC. (Nasdaq: COBZ), a $1.4 billion financial services company, today reported a 30% increase in earnings per share, growing to $0.26 per share (diluted) for the fourth quarter of 2003 from $0.20 (diluted) per share for the fourth quarter of 2002. Net income for the quarter was $3.9 million compared to $2.8 million in the fourth quarter of 2002, an increase of 38%. For the year, COBIZ grew earnings per share to $0.92 (diluted) per share compared to $0.80 (diluted) per share in 2002. Also for the year, net income grew to $13.0 million from $11.0 million.

“The fourth quarter — and really the entire second half of 2003 — was very strong for COBIZ, due to increased loan demand and contributions from our fee-based businesses,” said Steven Bangert, chairman and CEO, COBIZ INC. “With the Colorado economy showing signs of a recovery, the traction gained by Arizona Business Bank and the positive outlook for our fee-based businesses, we believe great potential exists for our company in the new year.”

Commercial Banking

The company’s banking franchise — composed of Colorado Business Bank and Arizona Business Bank — grew loans by $56.2 million, or at an annualized rate of 25%, during the fourth quarter of 2003. As the year progressed, the banks experienced increased momentum, growing loans by 22% in the second half of 2003 compared to 13% in the first. Much of the growth came from the company’s Arizona bank, which posted a 63% annualized increase in loans in the fourth quarter of 2003. The Colorado bank grew loans at an annualized rate of 15% during the quarter, exceeding expectations for what had been a soft market.

“In 2003, we made significant strides in the Arizona market, attracting several senior-level bankers who brought many of their best customers with them,” said Bangert. “In Colorado, we’ve seen signs of real economic improvement, both in reported economic data and increased customer activity. We’re very pleased with how well our banks weathered the economic slowdown and their continued success in gaining market share.”

COBIZ Earnings, 4Q2003

First add

The company’s banking franchise grew deposits and customer repurchase agreements (repos) by $20.6 million, or at an annualized rate of 8%, in the fourth quarter of 2003. For the year, deposits and repos increased by $131.1 million, or 13%. The growth was led by non-interest-bearing deposits, which were up 42% for the year.

“Non-interest-bearing deposits have become a more significant part of our deposit mix, growing to 31% of total deposits at the end of 2003 from 25% at the end of 2002,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “Much of this growth can be attributed to the introduction of additional treasury management products to our Arizona customers. We will continue to expand our treasury management capabilities in both the Arizona and Colorado markets.”

The company posted strong growth while maintaining solid asset quality. “For the year, we saw nonperforming loans and leases as a percentage of total loans and leases decrease to 16 basis points – or less than one-fifth of one percent – as compared to 31 basis points at the end of 2002,” said Lorenz. Nonperforming loans and leases as a percentage of total assets were 11 basis points at the end of 2003, compared to 22 basis points at the end of 2002. Net charge-offs for the year were $745,000, or 9 basis points of average loans and leases, compared to $1.1 million, or 15 basis points of average loans and leases, for 2002. The bank had no foreclosed real-estate properties (other real estate owned or “OREO”) in its portfolio as of December 31, 2003.

The company’s net interest margin decreased by 10 basis points, falling to 4.22% in the fourth quarter of 2003 from 4.32% in the third quarter of 2003. For the year, the net interest margin was down 19 basis points, dropping to 4.37% from 4.56%. “The net interest margin compression can primarily be attributed to changes in the composition of our loan portfolio and growth in our lower-yielding investment portfolio,” said Lorenz.

 “Clearly, our asset quality numbers validate our banking model of hiring experienced professionals and banking top-tier businesses. The improvement in the asset quality of our Arizona franchise since we purchased it in 2001 is another testimonial. In three years, the franchise has grown to four locations with $217.0 million in loans – an increase of 129% – while decreasing nonperforming loans and leases as a percentage of total loans and leases to 17 basis points from 115 basis points. We are pleased with our ability to post strong loan growth concurrent with exceptional asset quality.”

Second add

“Our banks enjoyed a solid year in 2003, and we look forward to sustained growth in 2004,” said Lorenz. “Around mid-year, we will open a new bank led by a president recruited from our existing bank operations. This new president, who has extensive banking experience in the Denver metropolitan area, will open a bank mid-way between Denver and Boulder in the Interlocken corridor. We also anticipate the hiring of one or two additional presidents for our Arizona banking franchise in the first half of the year.”

Fee-Based Business Lines

“Our fee-based business lines made significant progress in the final quarter of 2003,” said Bangert. “The $6.4 million in non-interest income earned in the fourth quarter of 2003 was almost triple the $2.2 million the company earned in fourth quarter of 2002. For the year, non-interest income grew to $16.8 million from $9.7 million in 2002, a 74% increase. In the fourth quarter of 2003, non-interest income had increased to 32% of our operating revenues, compared to 15% for the fourth quarter of 2002.”

Insurance

The majority of the growth in non-interest income came from the company’s insurance operations – consisting of Financial Designs, Ltd. (FDL) and CoBiz Insurance – which generated revenues of $4.3 million, or 67% of the company’s non-interest income, in the fourth quarter of 2003. “Although the fourth quarter has traditionally been strong for our insurance operations, we enjoyed an exceptional quarter at the end of 2003, due in large part to the amount of transactional revenue generated by Financial Designs’ wealth transfer and estate planning division,” said Bangert. “Historically, half of FDL’s revenue is transactional, generated by wealth transfer and estate planning activities. The other half is more recurring in nature, resulting from employee and executive benefit activities. In the fourth quarter, 65% of the company’s insurance segment revenue came from wealth transfer and estate planning activities.

“In 2004, we will continue to integrate FDL into our existing operations and introduce their employee and executive benefits services to our business customers, and their wealth transfer and estate planning products to our high-net-worth customers. In addition, we are still looking for a property and casualty and/or group benefits insurance franchise in Arizona, being very disciplined in the price we’re willing to pay and structuring the deal to best serve our shareholders.”

Third add

Investment Banking

The company’s investment banking firm, Green Manning & Bunch (GMB), had a disappointing year, with losses of $1.2 million, or $0.09 per share, in 2003. “With the increase in investment banking activity nationally, we anticipate significant improvement in GMB’s revenues in the coming year,” said Bangert. “GMB currently has a very solid pipeline, and some of the deals postponed by the national slowdown in merger and acquisition activity have returned to the table. Obviously, improvement in this industry could have a significant impact on our future earnings.”

Investment Advisory and Trust

The company’s investment and trust operations –Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management – grew revenues to $2.4 million in 2003 from $719,000 in 2002, primarily as a result of the acquisition of ACMG in April of 2003. “We’ve been very pleased with our customers’ acceptance of our investment advisory and trust services, as well as the strength of ACMG’s market performance” said Bangert. “We believe these business lines are attractive to our high-net-worth customers and look forward to introducing them in the Arizona market as we grow our banking franchise there.”

Conclusion

“We are delighted with our results for 2003, especially in light of the economic instability in the Colorado market at the beginning of the year,” said Bangert. “We accomplished a great deal in the past 12 months, including:

•                  acquiring Alexander Capital Management Group and Financial Designs in April;

•                  launching two new banks. Arizona Business Bank - Scottsdale opened in June and Colorado Business Bank – Northeast opened in October;

•                  raising $20 million through a trust-preferred securities offering in September; and

•                  launching GMB Business Advisors in the fourth quarter.

“Due to the quality and growth of our earnings, we have enjoyed increases in our stock price. In the coming year, we feel the market will reward us for having no reliance on residential mortgage banking income and that we’ll continue to post solid earnings for our shareholders.

Fourth add

 “We begin 2004 with a great deal of anticipation and high expectations for our company. We will continue to expand our banking operations in Arizona and hope to introduce more of our fee-based businesses to that customer base. The strength and diversity of the Phoenix market, combined with a dearth of banks with a local focus, offer us a growing opportunity to gain market share while attracting senior-level bankers.

“Of course, Colorado will remain a key market for us as we make plans to add locations and gain market share. We continue to attract experienced financial service professionals to all of our lines of business. We’ve also enjoyed a great deal of success in introducing our fee-based businesses and products to our very receptive bank customers. As the economy improves and we maintain our disciplined approach to growth, we anticipate another exciting year for COBIZ.”

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, Jan. 23, 2004 at 11 a.m. Eastern Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://www.firstcallevents.com/service/ajwz395850784gf12.html or by telephone by calling 1-800-223-9488.

COBIZ INC. (www.cobizinc.com) is a $1.4 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to medium-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors, as discussed in the Company’s filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company’s growth strategy, the possible loss of key personnel, factors that could affect the Company’s ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

CoBiz Inc.
December 31, 2003
(UNAUDITED)
(Dollars in thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	Dec-03	Dec-02	Dec-03	Dec-02
	(In 000’s, except per share data)
INCOME STATEMENT DATA
INTEREST INCOME	$16,984	$16,211	$65,009	$62,585
INTEREST EXPENSE	3,527	4,500	14,234	18,347
NET INTEREST INCOME	13,457	11,711	50,775	44,238
PROVISION FOR LOAN & LEASE LOSSES	1,120	600	2,760	2,590
NET INTEREST INCOME AFTER PROVISION FOR LOAN & LEASE LOSSES	12,337	11,111	48,015	41,648
NONINTEREST INCOME	6,427	2,171	16,799	9,656
NONINTEREST EXPENSE	12,769	8,937	44,337	33,600
INCOME BEFORE INCOME TAXES	5,995	4,345	20,477	17,704
PROVISION FOR INCOME TAXES	2,145	1,562	7,447	6,677
NET INCOME	$3,850	$2,783	$13,030	$11,027

EARNINGS PER COMMON SHARE
BASIC	$0.28	$0.21	$0.96	$0.84
DILUTED	$0.26	$0.20	$0.92	$0.80
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	13,783	13,242	13,607	13,195
DILUTED	14,802	13,772	14,211	13,779

COMMON SHARES OUTSTANDING AT PERIOD END			13,828	13,272
BOOK VALUE PER SHARE - COMMON			$6.92	$6.18

PERIOD END BALANCES
TOTAL ASSETS			$1,403,877	$1,118,649
LOANS & LEASES (NET)			931,212	788,481
DEPOSITS			959,178	856,965
JUNIOR SUBORDINATED DEBENTURES			40,570	20,000
COMMON SHAREHOLDERS’ EQUITY			95,664	82,004
INTEREST-EARNING ASSETS			1,300,122	1,060,885
INTEREST-BEARING LIABILITIES			980,443	818,754

BALANCE SHEET AVERAGES
AVERAGE ASSETS			$1,230,371	$1,022,510
AVERAGE LOANS & LEASES (NET)			843,886	727,313
AVERAGE DEPOSITS			902,437	752,645
AVERAGE JUNIOR SUBORDINATED DEBENTURES			25,808	20,000
AVERAGE COMMON SHAREHOLDERS’ EQUITY			89,730	75,698
AVERAGE INTEREST-EARNING ASSETS			1,161,407	969,851
AVERAGE INTEREST-BEARING LIABILITIES			874,941	758,753

	QUARTER ENDED		YEAR ENDED
	Dec-03	Dec-02	Dec-03	Dec-02

NON-PERFORMING ASSETS
NON-PERFORMING LOANS & LEASES:
LOANS & LEASES 90 DAYS OR MORE PAST
DUE & STILL ACCRUING INTEREST			$—	$8
NONACCRUAL LOANS & LEASES			1,519	2,434
TOTAL NON-PERFORMING LOANS & LEASES			$1,519	$2,442
REPOSSESSED ASSETS			60	6
TOTAL NON-PERFORMING ASSETS			$1,579	$2,448

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
BEGINNING BALANCE			$10,388	$8,872
PROVISION FOR LOAN & LEASE LOSSES			2,760	2,590
LOANS & LEASES (CHARGED-OFF) / RECOVERED			(745)	(1,074)
ENDING BALANCE			$12,403	$10,388

PROFITABILITY MEASURES AS REPORTED:
NET INTEREST MARGIN	4.22%	4.43%	4.37%	4.56%
EFFICIENCY RATIO	64.23%	64.53%	65.70%	62.57%
RETURN ON AVERAGE ASSETS	1.13%	1.00%	1.06%	1.08%
RETURN ON AVERAGE COMMON SHAREHOLDERS’ EQUITY	16.41%	14.09%	14.52%	14.57%
NONINTEREST INCOME AS A PERCENTAGE OF OPERATING REVENUES	32.32%	15.64%	24.86%	17.92%

ASSET QUALITY MEASURES:
NONPERFORMING ASSETS TO TOTAL ASSETS			0.11%	0.22%
NONPERFORMING LOANS & LEASES TO TOTAL LOANS & LEASES			0.16%	0.31%
ALLOWANCE FOR LOAN & LEASE LOSSES TO TOTAL LOANS & LEASES			1.31%	1.30%
ALLOWANCE FOR LOAN & LEASE LOSSES TO NONPERFORMING LOANS & LEASES			816.52%	425.39%

CoBiz Inc.
December 31, 2003
(UNAUDITED)
(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended December 31, 2003	$10,701	$2,475	$1	$3	$2	$275	$13,457
Quarter ended September 30, 2003	10,881	2,637	1	—	1	(554)	12,966
Annualized quarterly growth	(6.6)%	(24.4)%	.0%	—	396.7%	593.7%	15.0%

Quarter ended December 31, 2002	$10,235	$1,730	$5	$8	$1	$(268)	$11,711
Annual growth	4.6%	43.1%	(80.0)%	(62.5)%	100.0%	202.6%	14.9%

Noninterest income
Quarter ended December 31, 2003	$783	$201	$236	$849	$4,303	$55	$6,427
Quarter ended September 30, 2003	782	193	109	729	1,994	70	3,877
Annualized quarterly growth	.5%	16.4%	462.3%	65.3%	459.4%	(85.0)%	260.9%

Quarter ended December 31, 2002	$761	$113	$519	$194	$443	$141	$2,171
Annual growth	2.9%	77.9%	(54.5)%	337.6%	871.3%	(61.0)%	196.0%

Net income
Quarter ended December 31, 2003	$3,408	$365	$(342)	$12	$992	$(585)	$3,850
Quarter ended September 30, 2003	3,588	464	(410)	(9)	109	(442)	3,300
Annualized quarterly growth	(19.9)%	(84.6)%	65.8%	925.7%	3,214.0%	(128.4)%	66.1%

Quarter ended December 31, 2002	$2,738	$29	$(145)	$(1)	$(47)	$209	$2,783
Annual growth	24.5%	1,158.6%	(135.9)%	1,300.0%	2,210.6%	(379.9)%	38.3%

Earnings Per Share (Diluted)
Quarter ended December 31, 2003	$0.23	$0.02	$(0.02)	$—	$0.07	$(0.04)	$0.26
Quarter ended September 30, 2003	0.25	0.03	(0.03)	—	0.01	(0.03)	0.23
Annualized quarterly growth	(31.7)%	(132.2)%	132.2%	—	2,380.4%	(132.2)%	51.7%

Quarter ended December 31, 2002	$0.20	$—	$(0.01)	$—	$—	$0.01	$0.20
Annual growth	15.0%	—	(100.0)%	—	—	(500.0)%	30.0%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Trust and Advisory Services	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At December 31, 2003	$725,209	$217,007	$—	$—	$—	$1,399	$943,615
At September 30, 2003	698,767	187,259	—	—	—	2,229	888,255
Annualized quarterly growth	15.0%	63.0%	—	—	—	(147.7)%	24.7%

At December 31, 2002	$643,398	$149,656	$—	$—	$—	$5,815	$798,869
Annual growth	12.7%	45.0%	—	—	—	(75.9)%	18.1%

2003 average yield or cost	5.8%	6.3%	—	—	—	7.4%	5.9%

Total deposits and customer repurchase agreements
At December 31, 2003	$918,689	$183,909	$—	$1,233	$—	$—	$1,103,831
At September 30, 2003	898,859	183,488	—	857	—	—	1,083,204
Annualized quarterly growth	8.8%	.9%	—	174.1%	—	—	7.6%

At December 31, 2002	$822,131	$149,461	$—	$890	$—	$—	$972,482
Annual growth	11.7%	23.0%	—	38.5%	—	—	13.5%

2003 average yield or cost	1.0%	1.5%	—	0.1%	—	—	1.1%

	Three months ended December 31,				Year ended December 31,
			Increase (decrease)				Increase (decrease)
	2003	2002	Amount	%	2003	2002	Amount	%
Noninterest income:
Deposit service charges	$675	$522	$153	29%	$2,563	$2,074	$489	24%
Operating lease income	1	88	(87)	(99)%	73	737	(664)	(90)%
Other loan fees	190	259	(69)	(26)%	720	753	(33)	(4)%
Trust and advisory income	760	191	569	298%	2,346	693	1,653	239%
Insurance revenue	4,456	432	4,024	931%	8,903	1,612	7,291	452%
Investment banking revenue	231	516	(285)	(55)%	1,370	2,769	(1,399)	(51)%
Other income	110	135	(25)	(19)%	737	836	(100)	(12)%
Gain (loss) on sale of other assets	4	28	(24)	(85)%	87	182	(94)	(52)%
Total noninterest income	$6,427	$2,171	$4,256	196%	$16,799	$9,656	$7,143	74%

	Three months ended December 31,				Year ended December 31,
			Increase (decrease)				Increase (decrease)
	2003	2002	Amount	%	2003	2002	Amount	%
Noninterest expenses:
Salaries and employee benefits	$8,236	$5,335	$2,901	54%	$28,039	$20,189	$7,850	39%
Occupancy expenses, premises and equipment	2,148	1,759	389	22%	7,994	6,179	1,815	29%
Depreciation on leases	1	78	(77)	(99)%	77	603	(526)	(87)%
Amortization of intangibles	138	46	92	200%	441	172	269	156%
Other operating expenses	2,246	1,722	524	30%	7,789	6,463	1,326	21%
Total other expense	$12,769	$8,940	$3,829	43%	$44,340	$33,606	$10,734	32%

	December 31, 2003		December 31, 2002
	Amount	% of Portfolio	Amount	% of Portfolio
Loans and Leases:
Commercial	$308,174	33.1%	$254,389	32.3%
Real estate – mortgage	454,865	48.8%	366,841	46.5%
Real estate – construction	109,326	11.7%	114,753	14.6%
Consumer	61,049	6.6%	50,853	6.4%
Municipal leases	8,803.9%		6,219	0.8%
Small business leases	1,398	0.2%	5,814	0.7%
Loans and leases	$943,615	101.3%	$798,869	101.3%
Less allowance for loan and lease
losses	(12,403)	(1.3)%	(10,388)	(1.3)%
Net loans and leases	$931,212	100.0%	$788,481	100.0%

Deposits and Customer Repurchase Agreements:
NOW and money market accounts	$348,518	31.5%	$305,954	31.5%
Savings	8,804	0.8%	6,950	0.7%
Certificates of deposit under $100,000	92,367	8.4%	117,155	12.0%
Certificates of deposit $100,000 and over	208,165	18.9%	213,919	22.0%
Total interest-bearing deposits	$657,854	59.6%	$643,978	66.2%
Noninterest-bearing demand deposits	301,324	27.3%	212,987	21.9%
Customer repurchase agreements	144,653	13.1%	115,517	11.9%
Total deposits and customer repurchase agreements	$1,103,831	100.0%	$972,482	100.0%

CoBiz Inc.
December 31, 2003
(UNAUDITED)
(Dollars in thousands)

	For the three months ended December 31,
	2003			2002
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$887	$4	1.76%	$4,156	$15	1.41%
Investment securities (2)	365,505	3,177	3.40%	270,688	3,054	4.41%
Loans and leases (3)	910,695	13,803	5.93%	784,986	13,142	6.55%
Allowance for loan and lease losses	(11,801)	—	0.00%	(10,303)	—	0.00%
Total interest-earning assets	1,265,286	16,984	5.25%	1,049,527	16,211	6.04%
Noninterest-earning assets:
Cash and due from banks	32,988			31,858
Other	48,566			23,419
Total assets	$1,346,840			$1,104,804
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$341,876	$578	0.67%	$302,093	$900	1.18%
Savings	8,833	7	0.31%	6,564	11	0.66%
Certificates of deposit:
Under $100,000	109,395	653	2.37%	141,358	1,146	3.22%
$100,000 and over	197,321	968	1.95%	177,264	1,299	2.91%
Total interest-bearing deposits	657,425	2,206	1.33%	627,279	3,356	2.12%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	183,151	559	1.19%	127,607	390	1.20%
FHLB advances	79,003	277	1.37%	42,442	254	2.34%
Company obligated mandatorily redeemable preferred securities	40,000	485	4.74%	20,000	500	10.00%
Total interest-bearing liabilities	959,579	3,527	1.45%	817,328	4,500	2.18%
Noninterest-bearing demand accounts	288,544			204,704
Total deposits and interest-bearing liabilities	1,248,123			1,022,032
Other noninterest-bearing liabilities	5,645			4,408
Total liabilities and preferred securities	1,253,768			1,026,440
Shareholders’ equity	93,072			78,364
Total liabilities and shareholders’ equity	$1,346,840			$1,104,804
Net interest income		$13,457			$11,711
Net interest spread			3.80%			3.86%
Net interest margin			4.22%			4.43%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.86%			128.41%

CoBiz Inc.
December 31, 2003
(UNAUDITED)
(Dollars in thousands)

	For the year ended December 31,
	2003			2002
	Average balance	Interest earned or paid	Average yield or cost	Average balance	Interest earned or paid	Average yield or cost
	(in thousands)
ASSETS:
Federal funds sold and other	$1,046	$15	1.43%	$2,251	$52	2.31%
Investment securities (1)	316,475	11,950	3.72%	240,287	11,816	4.92%
Loans and leases (2)	855,085	53,044	6.12%	737,151	50,717	6.88%
Allowance for loan and lease losses	(11,199)	—	—	(9,838)	—	—
Total interest-earning assets	1,161,407	65,009	5.52%	969,851	62,585	6.45%
Noninterest-earning assets:
Cash and due from banks	31,769			28,988
Other	37,195			23,671
Total assets	$1,230,371			$1,022,510
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits:
NOW and money market accounts	$318,401	$2,433	0.76%	$268,910	$3,511	1.31%
Savings	8,465	38	0.45%	6,691	50	0.75%
Certificates of deposit:
Under $100,000	124,714	3,338	2.68%	119,901	4,375	3.65%
$100,000 and over	189,650	4,323	2.28%	173,422	5,523	3.18%
Total interest-bearing deposits	641,230	10,132	1.58%	568,924	13,459	2.37%
Other borrowings:
Securities and loans sold under agreements to repurchase and federal funds purchased	147,792	1,797	1.20%	114,049	1,616	1.42%
FHLB advances	60,111	928	1.52%	55,780	1,272	2.28%
Company obligated mandatorily redeemable preferred securities	25,808	1,377	5.26%	20,000	2,000	10.00%
Total interest-bearing liabilities	874,941	14,234	1.62%	758,753	18,347	2.42%
Noninterest-bearing demand accounts	261,207			183,721
Total deposits and interest-bearing liabilities	1,136,148			942,474
Other noninterest-bearing liabilities	4,493			4,338
Total liabilities and preferred securities	1,140,641			946,812
Shareholders’ equity	89,730			75,698
Total liabilities and shareholders’ equity	$1,230,371			$1,022,510
Net interest income		$50,775			$44,238
Net interest spread			3.90%			4.03%
Net interest margin			4.37%			4.56%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.74%			127.82%